(n)(1)(ii)

AMENDED SCHEDULE B

to the

EIGHTH AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING MUTUAL FUNDS

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a % of average net assets)

Funds	Classes of Shares
	A	B	C	I	O	P	R	R6	W
ING Diversified Emerging Markets Debt Fund	0.25	N/A	1.00	N/A	N/A	N/A	N/A	N/A	N/A
ING Diversified International Fund	0.25	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
ING Emerging Markets Equity Dividend	0.25	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
ING Emerging Markets Equity Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING Global Bond Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING Global Equity Dividend Fund	0.25	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
ING Global Natural Resources Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING Global Opportunities Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING Global Perspectives Fund	0.25	N/A	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING Global Real Estate Fund	0.35	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
ING International Core Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ING International Growth Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ING International Real Estate Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING International Small Cap Fund	0.35	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
ING International Value Choice Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING International Value Equity Fund	0.35	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING Russia Fund	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A

Last Approved: March 7, 2013

Last Amended: March 7, 2013 to add ING Global Perspectives Fund, a newly established series of ING Mutual Funds.